Exhibit 10.1

SLOCAN PROPERTY SALE AGREEMENT

THIS AGREEMENT made as of the 10th day of February, 2011

BETWEEN:

YARDLEY MOUNTAIN GOLD CORP., a body corporate, incorporated under the laws of the Province of British Columbia (hereinafter called "YARDLEY");

- and -

NORTH BAY RESOURCES INC., a body corporate, incorporated under the laws of the State of Delaware (hereinafter called "North Bay");

WHEREAS North Bay has agreed to sell and otherwise transfer its 100% undivided interest in the Slocan Properties in the Slocan Mining District, British Columbia, Canada (hereinafter called the “Acquisition” or “Acquisition Tenures”) as set forth in the attached Schedule "A" to YARDLEY on the terms and conditions set out in this Agreement;

NOW THEREFORE that in consideration of the mutual covenants including, but not limited to the consideration set out in the clause herein entitled "Consideration", contained in this Agreement the Parties agree as follows:

1.	DEFINITIONS

In this Agreement, unless the context otherwise requires:

(a)	"Agreement" means this Sales Agreement including the schedules attached hereto;

(b)
"Acquisition Tenures" means those mineral claims as set out in the attached Schedule "A", which are offered for mining purposes only. It is understood that ownership of the title to it does not include any pre-existing legacy claims or valid crown grants, ownership of the surface rights, or the right to use the surface for residential or recreational purposes;

(c)	"Party" means a party to this Agreement "Parties" means all parties to this Agreement;

(d)	"this Agreement", "herein", "hereto", "hereof" and similar expressions mean and refer to this Agreement.

2.	INTERPRETATION

(a)
The expressions "Section", "Subsection", "Clause", "Subclause", "Paragraph" and "Schedule" followed by a number or letter or combination thereof mean and refer to the specified section, subsection, clause, subclause, paragraph and schedule of or to this Agreement.

(b)
The division of this Agreement into sections, subsections, clauses, subclauses and paragraphs and the provision of headings for all or any thereof are for convenience and reference only and shall not affect the construction or interpretation of this Agreement.

(c)
When the context reasonably permits, words suggesting the singular shall be construed as suggesting the plural and vice versa, and words suggesting gender or gender neutrality shall be construed as suggesting the masculine, feminine and neutral genders.

(d)	There are appended to this Agreement the following schedules pertaining to the following matters:

Schedule "A"                          -       Acquisition Tenures

Such schedules are incorporated herein by reference as though contained in the body hereof.  Wherever any term or condition of such schedules conflicts or is at variance with any term or condition in the body of this Agreement, such term or condition in the body of this Agreement shall prevail.

(e)
All losses, costs, claims, damages, expenses and liabilities in respect of which a Party has a claim pursuant to this Agreement include without limitation reasonable legal fees and disbursements on a solicitor and client basis.

3.	CONSIDERATION

As consideration for YARDLEY acquiring a 100% undivided interest to the Acquisition Tenures:

(a)	YARDLEY hereby agrees to pay to North Bay the sum of $10,000 USD within ten (10) days upon execution of this Agreement, such payment not to be refunded to YARDLEY under any circumstances.

(b)	YARDLEY hereby agrees to further pay to North Bay the sum of $33,000 USD within three (3) months of the date of this Agreement, such payment not to be refunded to YARDLEY under any circumstances.

(c)	YARDLEY hereby agrees to further pay to North Bay the sum of $50,000 USD on or before June 25, 2011, such payment not to be refunded to YARDLEY under any circumstances.

4.	COMMITMENT

Upon receipt of the initial $10,000 consideration by North Bay, North Bay shall insure that all of the Acquisition Tenures remain in good standing until July 1, 2011 by payment of the required Cash-In-Lieu fees to the Province of British Columbia, as applicable, and;

Upon receipt of the initial $10,000 consideration by North Bay, North Bay shall transfer to YARDLEY the claims identified in Schedule A as “Bosun Fr”, “Democrat RCG”, “Democrat RCG 2”, “Daybreak RCG”, “Corinth RCG”, and “Mammoth SW”, and;

Upon receipt of the second payment of $33,000 by North Bay, North Bay shall transfer to YARDLEY the claims identified in Schedule A as the “Silver Leaf Property”, “Joan” and “Meteor”, and;

Upon receipt of the final payment of $50,000 by North Bay, North Bay shall transfer to YARDLEY all of the remaining claims in Schedule A that had not been previously transferred.

5.	EARNED INTEREST

Upon execution of this Agreement and payment in full of all the Consideration amounts specified in Section 3, YARDLEY shall have acquired 100% of North Bay's undivided interest in the Acquisition Tenures.

6.	DEFAULT

Should YARDLEY default under this Agreement then North Bay will provide written notice to YARDLEY with specific details of such defaults or failures.  After receiving said notice, YARDLEY shall have 5 days to remedy such default. Should YARDLEY fail to remedy the default within the 5 day period, YARDLEY shall forfeit any rights it has to the Acquisition Tenures not previously transferred to it under Section 4, and this Agreement shall be terminated.

7.	REPRESENTATIONS AND WARRANTIES OF NORTH BAY

North Bay makes the following representations and warranties to YARDLEY, no claim in respect of which shall be made or be enforceable by YARDLEY unless written notice of such claim, with reasonable particulars, is given by YARDLEY to North Bay within a period of twelve (12) months from the date hereof:

(a)	North Bay is duly incorporated and is validly subsisting under the laws of the State of Delaware;

(b)
North Bay is the legal and registered beneficial owner of all of its stated interests in the Acquisition Tenures, and such interests are free of any liens, claims, charges, security interests or encumbrances of any kind whatsoever, except for any pre-existing legacy claims within the Acquisition Tenures, including statutory exceptions to title, and the reservations, limitations, provisos and conditions in any original grants from the Crown of any of the mines and minerals within, upon or under the Acquisition Tenures; and;

(c)
there are no actions, suits, proceedings or claims existing or, to the best of the knowledge, information and belief of North Bay pending or threatened with respect to or in any manner challenging ownership of interest in any of the Acquisition Tenures, or which might reasonably be expected to result in a material impairment or loss of the Acquisition Tenures, or the proposed disposition of interest in the Acquisition Tenures;

(d)
North Bay is in material compliance with all applicable laws, rules, regulations, orders and statutes applicable to it, the interest in the Acquisition Tenures or the operation of the Acquisition Tenures, and North Bay has not received any notice of any violation, and there is no basis for assertion of any violation, of any applicable law, order, rule, regulation, writ, injunction or decree of any court, governmental or conservation authority or any statute, and North Bay holds, in good standing, all licenses, registrations and qualifications required;

(e)
the execution and delivery of this agreement and the consummation of the transaction contemplated herein will not, as a result of North Bay’s involvement, violate nor be in conflict with any provision of any material agreement or instrument to which North Bay is a party or is bound or, to the best of the knowledge of North Bay, any judgment, decree, order, statute, rule or regulation applicable to North Bay and no authorizations, approvals or consents are required for the consummation of the transaction contemplated herein by North Bay; and

8.	REPRESENTATIONS AND WARRANTIES OF YARDLEY

YARDLEY makes the following representations and warranties to North Bay, no claim in respect of which shall be made or be enforceable by North Bay unless written notice of such claim, with reasonable particulars, is given by North Bay to YARDLEY within a period of twelve (12) months from the date hereof:

(a)	YARDLEY is duly incorporated and is validly subsisting under the laws of the Province of British Columbia;

(b)
there is no action, suit, litigation, arbitration, investigation, inquiry or other proceeding in progress, or, to the best of YARDLEY’s knowledge, pending or threatened against or relating to YARDLEY or its material assets and there is no circumstance, matter or thing known to YARDLEY which might give rise to any such proceeding or to any governmental investigation relative to YARDLEY and there is not outstanding against YARDLEY any judgment, decree, injunction, rule or order of any court, government department, commission, agency or arbitrator; and

(c)
YARDLEY has the requisite power, capacity and authority to enter into this agreement (and all other agreements and documents required to be delivered hereunder) on the terms and conditions herein set forth.

9.	INDEMNITIES FOR REPRESENTATIONS AND WARRANTIES

(a)
North Bay shall be liable to YARDLEY for and shall, in addition, indemnify YARDLEY from and against, all losses, costs, claims, damages, expenses and liabilities suffered, sustained, paid or incurred by YARDLEY which would not have been suffered, sustained, paid or incurred had all of the representations and warranties contained in Section 7 been accurate and truthful, provided however that nothing in this Subsection 9(a) shall be construed so as to cause North Bay to be liable to or indemnify YARDLEY in connection with any representation or warranty contained in Section 7 if and to the extent that YARDLEY did not rely upon such representation or warranty.

(b)
YARDLEY shall be liable to North Bay for and shall, in addition, indemnify North Bay from and against, all losses, costs, claims, damages, expenses and liabilities suffered, sustained, paid or incurred by North Bay which would not have been suffered, sustained, paid or incurred had all of the representations and warranties contained in Section 8 been accurate and truthful, provided however that nothing in this Subsection 9(b) shall be construed so as to cause YARDLEY to be liable to or indemnify North Bay in connection with any representation or warranty contained in Section 8 if and to the extent that North Bay did not rely upon such representation or warranty.

(c)
Notwithstanding any other provision in this Agreement, North Bay shall not be liable to or be required to indemnify YARDLEY in respect of any losses, costs, claims, damages, expenses and liabilities suffered, sustained, paid or incurred by YARDLEY in respect of which YARDLEY is liable to and has indemnified  pursuant to subsection 9(b).

10.	COVENANTS

During the currency of this Agreement, the Parties shall:

(a)	not do any other act or thing which would or might in any way adversely affect the rights of the Parties hereunder, and,

(b)
make available to all Parties and their representatives all available relevant technical data, geotechnical reports, maps, digital files and other data with respect to the Acquisition Lands in Parties' possession or control, including soil samples, and all records and files relating to the Acquisition Tenures and permit Parties and their representatives at their own expense to take abstracts therefrom and make copies thereof;

(c)	promptly provide all Parties with any and all notices and correspondence received from government agencies in respect of the Acquisition Tenures.

11.	DISPOSITION

Any sale, assignment or transfer by a Party of all or any part of its rights or obligations hereunder shall include a provision whereby the purchaser, successor or assignee, as the case may be, shall agree to assume the rights and be subject to all the liabilities and obligations of the transferring Party under this Agreement.

12.	REGISTRATION

YARDLEY shall have the right to register notice of this Agreement for the sole purpose of giving notice of its rights under this Agreement to the applicable ministries of the British Columbia Government.

13.	FURTHER ASSURANCES

Each Party will, from time to time and at all times hereafter upon request, without further consideration, do such further acts and deliver all such further assurances, deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

It should be further noted within this Agreement that neither North Bay or any of its principals, affiliates, or employees is a “Qualified Person” as defined by National Instrument 43-101 and therefore not qualified to make any judgments on the economic viability of the mining claims or minerals contained there-in, and as such will be held harmless for any information provided both verbal and written, expressed or implied, with regard to the economic, technical, or geological aspects of the Acquisition Tenures.  Any such conclusions are the product of YARDLEY’s own due diligence, of which it bears sole responsibility.

14.	ENTIRE AGREEMENT

The provisions contained in any and all documents and agreements collateral hereto shall at all times be read subject to the provisions of this Agreement and, in the event of conflict, the provisions of this Agreement shall prevail.  No amendments shall be made to this Agreement unless in writing, executed by the Parties.  This Agreement supersedes all other agreements, documents, writings and verbal understandings between the Parties relating to the subject matter hereof and expresses the entire agreement of the Parties with respect to the subject matter hereof.

15.	GOVERNING LAW

This Agreement shall, in all respects, be subject to, interpreted, construed and enforced in accordance with and under the laws of the Province of British Columbia and applicable laws of Canada and shall, in all respects, be treated as a contract made in the Province of British Columbia.  The Parties irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of British Columbia and courts of appeal therefrom in respect of all matters arising out of or in connection with this Agreement.

16.	ENUREMENT

This Agreement shall be binding upon and shall enure to the benefit of the Parties and their respective administrators, trustees, receivers, successors and assigns.

17.	TIME OF THE ESSENCE

Time shall be of the essence in this Agreement.

18.	NOTICES

The addresses for service and the fax numbers of the Parties shall be as follows:

North Bay -	North Bay Resources Inc

2120 Bethel Road

Lansdale, PA 19446 USA

Attn: Perry Leopold

Fax No.: 215-661-8959
YARDLEY -
Yardley Mountain Gold Corp.

#3 1572 Lorne Street East

Kamloops, B.C. V2C-1X6

Attn: Mr. John Bakus

Fax No.: 250-377-8918

All notices, communications and statements required, permitted or contemplated hereunder shall be in writing, and shall be delivered as follows:

(a)	by personal service on a Party at the address of such Party set out above, in which case the item so served shall be deemed to have been received by that Party when personally served;

(b)	by facsimile transmission to a Party to the fax number of such Party set out above, in which case the item so transmitted shall be deemed to have been received by that Party when transmitted; or

(c)
except in the event of an actual or threatened postal strike or other labor disruption that may affect mail service, by mailing first class registered post, postage prepaid, to a Party at the address of such Party set out above, in which case the item so mailed shall be deemed to have been received by that Party on the fifth day following the date of mailing.

A Party may from time to time change its address for service or its fax number or both by giving written notice of such change to the other Party.

19.	CURRENCY

All references to currency herein shall be deemed to be United States currency, unless otherwise indicated.

20.	EXECUTION BY COUNTERPART AND FACSIMILIE

(a)
This Agreement may be executed in counterpart, no one copy of which need be executed by the Parties.  A valid and binding contract shall arise if and when counterpart execution pages are executed and delivered by the Parties

(b)
The Parties will be entitled to rely upon delivery by facsimile machine of executed copies of the executed Agreement will be legally effective to create a valid and binding agreement between the Parties in accordance with the terms hereof.

IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement as of the day and year written above.

YARDLEY MOUNTAIN GOLD CORP.

Per: _/s/ John Bakus_______________

John Bakus, Director

   /s/ Perry Leopold

NORTH BAY RESOURCES INC.

Perry Leopold, CEO

This is Schedule "A" attached to and forming part of a Sales Agreement made as of the 10th day of February, 2011 between North Bay Resources Inc. and Yardley Mountain Gold Corp.

ACQUISITION TENURES

Tenure Number	Claim Name	Area (ha)

838451	GREEN HORN	207.7359

603828	BOSUN	187.0243
730862	BOSUN FR	20.7848

767865	CALIFORNIA	41.5504
766842	IDAHO	83.1077

842091	CORINTH RCG	41.5555
842111	DAYBREAK RCG	41.5538
842113	DEMOCRAT RCG	62.342
842318	DEMOCRAT RCG 2	20.7795
842512	MAMMOTH SW	20.7865

706747	METEOR	104.3604
709242	JOAN	313.2213

NORTH STAR SILVER PROPERTY
806862	NORTH STAR 2	41.593
764882	NORTH STAR 3	20.7938
603827	NORTH STAR 4	83.1972
604393	NORTH STAR EXT	62.4032
777922	NORTH STAR EXT	187.2303
604394	NORTH STAR EXT 2	20.8029
686186	NORTH STAR EXT 4	41.6058
799485	NORTH STAR S	416.1149
834708	NORTH STAR SE	312.0594
834747	NORTH STAR SE 2	312.1522
574560	NORTH STAR SILVER	332.7012
705887	HEWITT	519.9505

SILVER LEAF PROPERTY
574625	SILVER LEAF	291.9929
578836	SILVER LEAF 2	125.0693
616443	SILVER LEAF 3	41.7095
602083	SILVER LEAF E	20.8582
742123	SILVER LEAF EAST	333.7059
602265	SILVER LEAF FRAC	62.5854

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769122	SILVER LEAF FRAC 2	20.8457
822502	SILVER LEAF FRAC3	20.8439
830043	SILVER LEAF FRAC4	20.8457
603455	SILVER LEAF N2	83.4148
673083	SILVER LEAF NE	20.8421
772322	SILVER LEAF NE EXT	62.5496
810122	SILVER LEAF NE1	125.1068
672843	SILVER LEAF NE2	62.5227
743142	SILVER LEAF NORTH	479.4561
751085	SILVER LEAF NW	62.559
602084	SILVER LEAF S	20.8619
742182	SILVER LEAF SOUTH	166.9052
616423	SILVER LEAF W	62.566
765842	SILVER LEAF W2	166.8629
765763	SILVER LEAF W3	20.8583
574592	SLOCAN PRINCE	20.8635
560552	SLOCAN PRINCE 1	20.8601
602349	SLOCAN PRINCE N	20.8618
744624	SLOCAN PRINCE NORTH	250.3299
602613	SLOCAN PRINCE S	20.8635
748882	SLOCAN PRINCE SOUTH	354.7098
541750	ANNA	20.8566
772243	RIVERSIDE 3	20.851
772283	RIVERSIDE 4	41.6985
772302	RIVERSIDE 5	104.2372
837558	RIVERSIDE SILVER	62.5583

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